Exhibit 10.2

NOTE AMENDMENT

This Note Amendment dated as of September 14, 2023 (the “Agreement”) is by and between Volcon, Inc., a Delaware corporation (the “Company”), and the undersigned, a Holder of Notes (as defined below) identified on the signature pages hereto. Capitalized terms not defined herein shall have the meanings assigned to them in that certain (i) Securities Purchase and Exchange Agreement (the “SPA”) dated as of May 19, 2023 by and among the Company and each purchaser identified on the signature pages thereto (each, a “Purchaser” and collectively, the “Purchasers”); (ii) the amended and restated Original Issue Discount Senior Convertible Series A Notes and the amended and restated Original Issue Discount Senior Convertible Series B Notes dated as of May 24, 2023 (collectively, the “Amended and Restated Notes”) issued by the Company to each Purchaser; and (iii) the new Original Issue Discount Senior Convertible Notes dated as of May 24, 2023 (the “New Notes” and with the Amended and Restated Notes, the “Notes”) issued by the Company to each Purchaser.

WITNESSETH:

WHEREAS, the Company has requested the amendments to the Notes as set forth herein, which amendments will, subject to certain conditions, extend the Maturity Date of the Notes and relax certain covenants of the Company in the Notes.

WHEREAS, Company and each of Volcon ePowersports, LLC, a Colorado limited liability company and intended guarantor of such Notes (“Volcon Colorado”) and Volcon ePowersports, LLC, a Delaware limited liability company and prospective intended of such Notes (“Volcon Delaware” and together with Volcon Colorado, the “Guarantors”) believe that such amendments are necessary for their continued operations and are material and beneficial.

WHEREAS, in order to induce the Holders to enter into this amendment, (i) the Company and the Guarantors intend to enter into a security agreement in form and substance acceptable to the Holders and their collateral agent (the “Security Agreement”) whereby all of the assets of such parties shall be pledged on a first priority basis to the Holders of the Notes and their collateral agent, and (ii) the Guarantors intend to enter into a guaranty (the “Guaranty”) whereby they shall, among other things, irrevocably guarantee all payments and performance obligations of the Company under the Notes as guarantors of payment and not of collection.

WHEREAS, entry into such Security Agreement and Guaranty are conditions to the effectiveness of this Note Amendment.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, subject to Section 2 hereof, the parties agree as follows:

1.	Amendment of the Notes.

(a) The Company and the Holder hereby agree that the third sentence of Section 1 of the Notes is deleted in its entirety and replaced with the following:

The Maturity Date shall be January 31, 2025, as may be extended at the option of the Holder (x) in the event that, and for long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and/or (y) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal or accrued and unpaid Interest, if any.

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(b) The Company and the Holder hereby agree that clause (g) of Section 15 of the Notes is deleted in its entirety and replaced with the following:

(g) have on deposit on June 30, 2024, unrestricted and unencumbered cash in an aggregate amount equal to not less than $5,000,000; provided, however, from and after the date that less than $15,000,000 of the sum of (x) the Conversion Amount of this Note and (y) the Conversion Amounts (as defined in the Other Notes) of all Other Notes remain outstanding; the amount of such cash that the Company is required to maintain on deposit pursuant to this Section 15(g) may be decreased on a dollar-for-dollar basis based on the sum of (i) the Conversion Amount of this Note and (ii) the Conversion Amounts (as defined in the Other Notes) of all Other Notes, in each case, that is then outstanding. In satisfying the requirements set forth in this Section 15(g), the Company and its Subsidiaries shall use its working capital and lines of credit in the ordinary course of business, consistent with past practice, including, without limitation, paying its accounts payable on terms consistent with past practice.

(c) The Company and the Holder hereby agree that Section 15 of the Notes is hereby amended by adding the following as clause (h):

(g) on or prior to December 31, 2023, sell to customers not less than 250 Volcon Stag offroad vehicles; provided that in order to qualify as a sale, such sale would need to be revenue on the Company’s income statement in accordance with generally accepted accounting practices, as may be amended.

(d) The Company and the Holder hereby agree that the definition of “Permitted Indebtedness” in the Notes is hereby amended by adding the following as clause (v):

(v) Indebtedness, up to $10 million, from a factoring arrangement on terms acceptable to the Required Holders, provided, that the factoring lender executes a subordination and intercreditor agreement on terms acceptable to the Required Holders and approved by the Required Holders in writing.

(e) The Company and the Holder hereby agree that the definition of “Permitted Liens” in the Notes is hereby amended by adding the following as clause (ix):

(v) Liens arising from Indebtedness of the type described in clause (v) of the definition of Permitted Indebtedness, provided, that the factoring lender executes a subordination and intercreditor agreement on terms acceptable to the Required Holders and approved by the Required Holders in writing.

2.	Effective Date. The amendments set forth in Section 1 shall only become effective upon the later of (i) due execution and delivery to the Company of a Note Amendment identical in form and substance to this Agreement by each of the holders of Notes that constitute the Required Holders, (ii) the execution and delivery of a valid and enforceable Security Agreement by the Company and the collateral agent to the Holders no later than September 22, 2023; and (iii) the execution and delivery of a valid and enforceable Guaranty no later than September 22, 2023.

3.	No Implied Waiver or Consent. Except for the specific amendment set forth above, nothing herein shall be deemed to be a consent to, amendment of or waiver of any provision in the Notes, and all provisions in the Notes, as modified hereby, are hereby confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms.

4.	Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Holder with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of the Company and Holder. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

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5.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

6.	Incorporation by Reference. Sections 21 and 26 through 28 of the Notes are herein incorporated by reference and shall apply mutatis mutandis.

7.	Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

VOLCON, INC. By: /s/ Greg Endo Name: Greg Endo Title: CFO

empery ASSET MASTER, LTD. By: Empery Asset Management, LP, its authorized agent /s/ Brett Director Name: Brett Director Title: General Counsel

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

VOLCON, INC. By: /s/ Greg Endo Name: Greg Endo Title: CFO

empery TAX EFFICIENT, LP By: Empery Asset Management, LP, its authorized agent /s/ Brett Director Name: Brett Director Title: General Counsel

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

VOLCON, INC. By: /s/ Greg Endo Name: Greg Endo Title: CFO

empery DEBT OPPORTUNITY FUND, LP By: Empery Asset Management, LP, its authorized agent /s/ Brett Director Name: Brett Director Title: General Counsel

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